EXHIBIT 3.1 (C)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              INNODATA CORPORATION

Innodata Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Innodata Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate if Incorporation of this corporation be amended by changing Paragraph thereof numbered "1" so that, as amended, said Paragraph shall be read as follows:

The name of the Corporation is Innodata Isogen, Inc., a corporation formed in accordance with the General Corporation Law of Delaware.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Innodata Corporation has caused this certificate to be signed by Jack S. Abuhoff, Chairman and Chief Executive Officer, this 14th day of November, 2003.


                                                 By: /s/
                                                     ---------------------------
                                                 Title: Chairman and Chief
                                                        Executive Officer
                                                 Name:  Jack S. Abuhoff